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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in amendment No. 4 to the Registration Statement (Form S-3 No. 333-76824) and related Prospectus of EntreMed, Inc. for the registration of 3,652,040 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2002, with respect to the consolidated financial statements of EntreMed, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2001, filed with the Securities and Exchange
Commission.


                                      /s/ Ernst & Young LLP

McLean, VA
March 18, 2002